SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WITEL CORP**, did on February 20, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada. and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 20, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number
[signature]	20070115537-71
	Filing Date and Time
Ross Miller	02/20/2007 8:00 AM
Secretary of State	Entity Number
State of Nevada	E0117662007-9

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	WiTel Corp
2. Resident Agent Name and Street Address: [illegible]	United States Corporation Agents, Inc. Name 500 N. Rainbow Blvd. Ste. 300 A — Las Vegas — NEVADA 89107 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: [illegible]	Number of shares with par value: 75,000,000 — Par value: $ 0.001 — Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: [illegible]	1. James Renton Name Suite 21092 665 8th Street S.W. — Calgary — Canada — T2P 4H5 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: [illegible]	The purpose of this Corporation shall be: Selling WiFi telephones and applicable services
6. Names, Address and Signature of Incorporator. [illegible]	Daniela Balan — [signature] Name — Signature 7083 Hollywood Blvd., Suite 180 — Los Angeles — CA — 90028 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — 02.16.07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

[illegible]

02/16/2007 10:20 FAX 002/003

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WITEL CORP.** did on February 20, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 20, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk